LOAN AGREEMENT AND AGREEMENT TO ISSUE DETACHABLE WARRANTS

     THIS LOAN AGREEMENT AND AGREEMENT TO ISSUE DETACHABLE WARRANTS is made and is effective this 25th day of November, 1997 (the "Agreement"), by and between MICRO GENERAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter the "Company"), having its principal office at 1740 E. Wilshire Blvd., Santa Ana, California 92705, CALWEST SERVICE CORPORATION, a corporation duly organized and existing under the laws of the State of California (hereinafter "CalWest"), and DITO CAREE L.P. HOLDING, a Nevada limited partnership (hereinafter "Dito Caree") (with CalWest and Dito Caree hereinafter collectively being referred to as the "Lenders").

RECITALS

     A. The Company has requested from the Lenders funds and the Lenders have agreed to make a loan to the Company, with said funds to be advanced to the Company pursuant to a series of advances.

     B. In order to evidence the Company's agreement to repay the loans to the Lenders, the Company has duly authorized the issuance of two (2) separate promissory notes, one in the principal amount of $400,000 in favor of Dito Caree, and one in the principal amount of $200,000 in favor of CalWest.

     C. As an inducement and as consideration for the Lenders to make the loans and acquire the notes (without regard to whether the Company may ultimately request, pursuant to the terms of the notes, the full amount of the $600,000 loans), the Company has agreed to deliver to the Lenders detachable warrants which shall authorize the holders thereof to purchase and acquire, pursuant to the terms of said warrants, up to 150,000 shares of the Company's five cent ($.05) par value common stock (the "Common Stock"). Upon exercise of the warrants pursuant to the terms thereof, a detachable warrant authorizing the issuance of 100,000 shares shall be issued to Dito Caree, and a detachable warrant authorizing the acquisition of 50,000 shares shall be issued to CalWest.

     D. In order to set forth the terms and conditions upon which the loans are to be made, the notes are to be issued, and the warrants are to be issued, the parties reach this agreement.

     NOW, THEREFORE, in consideration of the promises and mutual agreements set forth and made herein, the parties agree as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     SECTION 101. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted and account principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computations; and

          (3) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

     "Administrative Agent" means CalWest Service Corporation, a California corporation, which shall act as agent for the Lenders.

     "Agreement" means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

     "Board of Directors" means either the board of directors of the Company or any duly authorized committee of the board of directors of the Company.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of Los Angeles, California are authorized or required to close.

     "Common Stock" means the five cents ($.05) par value Common Stock of the Company as the same exists at the date of the execution of this Agreement or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the share of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to applicable provisions of this Agreement, and thereafter "Company" shall mean such successor corporation.

     "Convertible Note Purchase Agreement" means the Agreement between the Company and Lenders dated July 10, 1996 pursuant to which convertible notes were issued to Lenders.

     "Corporation" includes corporations, associations, companies and business trusts.

     "Detachable Warrant" means the form of warrant issued to Lenders under the terms and provisions of Article III of this Agreement.

     "Dollars" and "$" means the lawful money of the United States of America.

     "Event of Default" has the meaning specified in Section 601 hereof.

     "Executive Employee" means any employee of the Company who holds the title of Vice President or above.

     "Exercise Notice" has the meaning specified in Section 304 hereof.

     "Exercise Price" has the meaning specified in Section 301 hereof.

     "Holder of Warrant" means any person or entity who shall hold a warrant issued under the terms and provisions of Article III of this Agreement.

     "Indebtedness" means money borrowed.

     "Interest Payment Date" has the meaning specified in Section 202 hereof.

     "Lenders," when used herein, means collectively CalWest Service Corporation and Dito Caree L.P. Holding.

     "Note," when used in the singular, means the Note executed by the Company and delivered to the Lenders under this Agreement as specified in the recitals hereof; and "Notes," when used in the plural, means collectively the two Notes executed by the Company and delivered to the Lenders under this Agreement as specified in the recitals hereof.

     "Note Rate" has the meaning specified in Section 202 hereof.

     "Officer's Certificate" means a certificate signed by the President of the Company and delivered to the Lenders describing with particularity the use of proceeds of an advance on the Note, representing that there are no defaults under this Agreement, the Note or the Security Agreement, or relating to such other matters as may be required hereunder.

     "Payment Date" shall mean an Interest Payment Date or a Principal Payment Date.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Principal Payment Date" means any date on which a payment of principal and interest on the Note shall be due.

     "Security Agreement" has the meaning specified in Section 204 hereof.

     "Subsidiary" means any corporation more than fifty percent (50%) of the outstanding voting stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For purposes of this definition, the term "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     "Warrant" means the right to purchase Common Stock of the Company as evidenced by a detachable warrant referenced in Article III of this Agreement.

     SECTION 102. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 103. Successors and Assigns. All covenants and agreements in this Agreement by either party shall bind its successors and assigns, whether so expressed or not. Any act or proceeding by any provision of this Agreement authorized or required to be done or performed by any board, committee or officer of either party shall and may be done and performed with like force and effect by the board, committee or officer of any corporation that shall at the time be the lawful sole successor of either party. Nothing set forth in this Section shall be deemed to represent a consent to any assignment of rights in the event any such assignment of rights shall otherwise be restricted under other terms or provisions of this Agreement.

     SECTION 104. Severability Clause. In case any provision of this Agreement or in the Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 105. Benefits of Agreement. Nothing in this Agreement or in the Note, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder any benefit or any legal or equitable right, remedy or claim under this Agreement.

     SECTION 106. Governing Law. Each provision of this Agreement, the Note and the Security Agreement shall be governed by and construed in accordance with the laws of the State of California.

     SECTION 107. Legal Holidays. In any case where the date of maturity of or interest on or principal of the Note or the date fixed for redemption or for purchase of the Note or the last day on which Lenders have the right to convert the Note shall not be a Business Day then (notwithstanding any other provision of this Agreement or of the Note) payment of such interest, premium or principal or conversion of the Note need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or for purchase or the last day for conversion, and interest shall accrue for the period from and after such date of maturity or date fixed for redemption or for purchase or last day for conversion to such next succeeding Business Day.

     SECTION 108. Execution in Counterparts. This Agreement may be executed in any number of counterparts, including facsimile counterparts, each of which shall be an original, but all of which counterparts shall together constitute one and the same instrument.

     SECTION 109. Attorneys' Fees. Should suit be filed seeking enforcement or interpretation of this Agreement and/or the Note, the prevailing party in any such action shall be entitled to receive in addition to any other sums awarded to such party, attorneys' fees and all other costs of collection actually incurred in such action.

     SECTION 110. Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, overnight courier, or by facsimile, addressed to the parties as set forth herein. Any such notice shall be deemed received upon the earlier of
(a) if personally delivered, the date of delivery to the address of the person to receive such notice, (b) if mailed, four (4) business days after the date of posting by the United States post office, (c) if given by overnight courier, upon receipt by the person to receive such notice, or (d) if sent by facsimile, when sent.

          To the Company:     Micro General Corporation
                         14711 Bentley Circle
                         Tustin, California  92780
                         Attn:  President
                         Facsimile:  (714) 731-9193

          To CalWest:         CalWest Service Corporation
                         3916 State St., Suite 300
                         Santa Barbara, California  93105
                         Attn:  President
                         Facsimile:  (805) 898-7148

          To Dito Caree: Dito Caree L.P. Holding
                         610 Newport Center Drive, Suite 1300
                         Newport Beach, California  92660
                         Attn:  President
                         Facsimile:  (714) 759-9539

Any notice, request, demand, direction or other communication sent by telecopy must be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing. Notice of change of address shall be given by written notice in the manner detailed in this Section 110. Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent.

ARTICLE II

THE NOTES

     SECTION 201. Form Generally. The Notes shall be in substantially the form set forth on Exhibit "A" attached hereto, but with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable securities laws.

     SECTION 202.   Designation, Amount and Issuance of Note and
Additional Advances.

          (a) The Notes shall be issued by the Company, each of which shall be designated as "Promissory Note," and each Note shall be one of two
(2) such Promissory Notes, to wit, the Notes that are the subject of this Agreement and which Notes shall memorialize the entire $600,000 loan, one Note in the face amount of $400,000 in favor of Dito Caree, and the other Promissory Note in the face amount of $200,000 in favor of CalWest. The initial disbursement of principal under the terms of each of the Notes shall represent a combined total of $200,000 (with 2/3 of said amount representing a loan by Dito Caree and being evidenced by the Dito Caree Note, and 1/3 of representing a loan by CalWest and being evidenced by the CalWest Note). An additional disbursement of $200,000 shall be made within three (3) business days after the receipt by the Administrative Agent of a request for disbursement by the Company made anytime after December 1, 1997 and prior to December 31, 1997, said additional disbursement of the loan of funds to be made 2/3 by Dito Caree and 1/3 by CalWest, and the balance of such principal to be disbursed under said Notes to be made within three (3) days after receipt of request for disbursement by the Administrative Agent received at any time after December 15, 1997 and prior to December 31, 1997. Lender shall have no obligation to make any disbursement under the Notes until the Administrative Agent shall have received an Officer's Certificate with respect to each such disbursement in compliance with the requirements of Section 901(a)) hereof.

          (b) The Note shall be dated as of the date of the first disbursement in the sum of $200,000 as referenced in Section 202(a) hereinabove, and the Note shall bear interest from and after the date of that disbursement and each additional disbursement on the amount of funds under the Note at the rate of nine percent (9%) per annum (the "Note Rate"), with interest paid quarterly with said Note to be payable on May 30, 1998 (the "Due Date"). On such Due Date, the entire unpaid balance of the Note, including principal and all accrued but unpaid interest, shall be due and payable.

          (c) The Company shall have the right to prepay, in whole or in part, all or any portion of the interest or principal due upon the Notes at any time prior to the due date, providing any payment upon such Notes shall be allocated 2/3 to the Dito Caree Note and 1/3 to the CalWest Note. The Company shall have the right to request sn advance of a sum less than the total $600,000 principal amount of the Notes, in which event the loan shall represent only the sums advanced and received by the Company.

     SECTION 203. Execution of the Note. The Note shall be executed on behalf of the Company by its President or one of its Vice Presidents, under its corporate seal reproduced thereon, and by its Secretary, one of its Assistant Secretaries, its Chief Financial Officer, or any Assistant Treasurer.

     SECTION 204. Security for the Notes. In order to secure the prompt repayment of principal and interest on the Note, and the full performance by the Company under the Note and this Agreement, the Company shall grant to Lenders a security interest in all of its inventory, accounts receivable, Intellectual Property and any other of its significant assets, and agreed to execute a General Assignment and Security Agreement (the "Security Agreement") in favor of Lenders in substantially the form attached hereto as Exhibit "B." The Company agrees to execute such documents and to take any other actions reasonably necessary to grant and perfect the security interests of Lenders in the property described above, including the execution of the UCC financing statements and any amendments to the Security Agreement, as shall be necessary to perfect Lenders' security interests. The Administrative Agent shall file a UCC financing statement for both of the Notes of Lenders issued under the terms of this Agreement. Said Security Agreement shall be subordinate to the Security Agreement previously issued by the Company in favor of both Lenders to secure performance of the Convertible Note Purchase Agreement.

ARTICLE III

ISSUANCE OF DETACHABLE WARRANTS

     SECTION 301. Warrants Issued. In consideration for Lenders making the loans as provided hereunder, and in consideration for the risks which Lenders may incur as a result of making said loans, and for other material consideration, the Company shall, simultaneous with the execution of this Agreement, issue and deliver to Lenders two (2) certificates evidencing detachable warrants, which shall grant to the holders of said warrants the right to purchase from the Company 150,000 shares of the Company's Common Stock, with the right of exercise of purchase of Common Stock to be exercised by the holder of the warrants at any time after the issuance date and prior to 5:00 p.m. (PST) on November 25, 2002. One warrant certificate shall represent 100,000 shares and be issued in favor of Dito Caree, and one warrant certificate shall represent 50,000 shares and be issued in favor of CalWest. Each warrant is issued under the terms of the detachable warrant certificate and shall grant to the holder the right to purchase from the Company one (1) fully paid and non-assessable share for each warrant at an Exercise Price of one dollar and fifty cents ($1.50), subject to any adjustment based upon the provisions of Section 303 of this Agreement (the "Exercise Price"). The Holder of the Warrant certificate may exercise a warrant, in whole or in part, pursuant to the terms specified in the holder's certificate and, at the holder's election, the holder may assign all or a portion of the warrants to one or more third party assignees.

     SECTION 302. Form of Warrant and Notice of Exercise. The form of the warrant shall be substantially in the form of Exhibit "C" attached hereto, with the Exercise Notice attached to said warrant to be utilized by the holders to exercise the rights of purchase of shares under the warrant. The holders of a warrant shall, at any time during the term of said warrant, have the right to exercise said warrant by acquiring one (1) share of Common Stock of the Company for each warrant so held.

     SECTION 303. Anti-Dilution Rights. The Company will not, by any voluntary action, avoid or seek to avoid performance of any of the terms of the detachable warrant, as is set forth in Section 301 hereinabove, but will at all times, in good faith, carry out the provisions and intent of Section 301 and the warrants issued under such Section and take all actions as may be necessary or appropriate to protect against the impairment of any rights of Lenders, or any holder of the warrant to exercise rights thereunder and to purchase Common Stock. In the event, at any time prior to the full exercise by any holder of the warrant of all rights to purchase Common Stock, the Company shall sell or otherwise transfer any Common Stock or adjust in any manner its capital structure, the Company undertakes and agrees to make adjustments as may be necessary to protect the holder of the warrant to purchase a number of shares of Common Stock for a price per share equal to the price per share originally contemplated under the terms of the Warrant and to adhere to and comply with all provisions set forth in the warrant concerning anti-dilution rights extended to the holder of the warrant.

     SECTION 304. Manner of Exercise of Warrants. The warrants, as represented by those certificates as issued under the provisions of Section 301 of this Agreement, shall be exercisable, at the election of the holder of the warrant, either in their entirety or, from time to time, for a part only the number of warrants specified in the certificate issued to the holder of the warrant and in the Exercise Notice with respect to the exercise thereof. If not all of the warrants evidenced by a certificate are exercised at any time prior to the expiration of the warrant, a new certificate or certificates (as the case may be) shall be promptly issued for the balance of the warrants not so exercised, by the Company. All certificates surrendered upon exercise of the warrants shall be cancelled by the Company. Upon surrender of any certificate and payment of the exercise price, the Company shall promptly issue and cause to be delivered to, or upon the written order of, the holder of the warrant and, in such case, the name or names as the holder of the warrant may designate, a certificate or other documents representing the share or shares issuable upon the exercise of the warrants evidenced by said certificate. The certificate representing the shares shall be deemed to have been issued and any person so designated therein shall be deemed to become a holder of record of such shares as of the date of the surrender of any certificate and the payment of the exercise price by the holder of the warrant.

     SECTION 305.   Notice to Lenders Prior to Certain Corporate Actions.
In case:

          (a) the Company shall authorize the granting to the holders of its Common Stock generally of rights, Warrants or options to subscribe for or purchase any shares of stock of any class or of any other rights; or

          (b) there shall be any reorganization of the Common Stock (other than a change in the par value of the Common Stock), or any permissible consolidation or merger to which the Company is a party, or any permissible conveyance, transfer, sale or lease of the Company's properties and assets as, or substantially as, an entity; or

          (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be given to Lenders, in the manner provided in
Section 110 hereof, and with respect to the events described in subsections
(a), (b) and (c) of this Section 305, as promptly as possible, but in any event at least twenty (20) days prior to the applicable date hereinafter specified, a notice stating (i) the date on which the Company expects to file a Registration Statement covering the Common Stock, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation, or winding up is expected to become effective or occur, and, if applicable, the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation, or winding up.

     SECTION 306. Reservation of Shares of Common Stock. The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of effecting issuance of shares upon exercise of warrants, the full number of shares of Common Stock deliverable upon exercise of a warrant.

     SECTION 307. Taxes Upon Exercise. The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock upon exercise of the warrants pursuant thereto.

     SECTION 308. Covenants as to Common Stock. The Company covenants that all shares of Common Stock which may be delivered upon exercise of the Warrants will, upon delivery, be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

     SECTION 309. Piggyback Registration Rights. If the Company shall determine to register any of its securities, either for its own account or for the account of a security holder or holders, other than a registration relating solely to employee benefit plans, or a registration on any registration form that does not permit secondary sales, the Company will promptly give to Lenders written notice thereof and use its best efforts to include in such registration (and any related qualification under applicable Blue Sky laws or other compliance), and any underwriting involved therein, Common Stock specified in a written request made by Lenders within twenty (20) days after the written notice of the Company provided for above is given.
Such written request may specify all or a part of Lenders' Common Stock. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise as a part of the written notice given as required above. In such event the right of Lenders to registration shall be conditioned upon Lenders' participation in such underwriting and the inclusion of its Common Stock in the underwriting. Lenders shall enter with the Company into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company. Notwithstanding the above, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, the representative may exclude Lenders' Common Stock from, or limit the number of shares of Lenders' Common Stock to be included in, the registration and underwriting. The number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account, then to Lenders to the extent of securities they have elected to sell for their own accounts, and thereafter to all other owners of Common Stock with the right to participate in such registration and underwriting pro rata in proportion to the percentage of all outstanding Common Stock owned by each such person immediately prior to commencement of such registration and underwriting. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Common Stock or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If shares are so withdrawn from the registration or if the number of shares of Common Stock to be included in such registration is increased during the period of such registration, the Company shall offer first to Lenders and then, if additional shares may be sold in the registration to all other persons who have retained the right to include securities in the registration, the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion pro rata in proportion to the percentage that each person's Common Stock represents of the total amount of Common Stock owned by all such persons prior to commencement of such registration and underwriting.

ARTICLE IV

COVENANTS OF THE COMPANY

     For so long as this Agreement shall remain in effect, the Company covenants that:

     SECTION 401. Payment of Principal and Interest. It will duly and punctually pay the principal of and interest on the Notes at the place, at the respective times and in the manner provided in the Notes; and each installment of principal and/or interest on the Notes shall be paid by mailing checks or wire transferring funds for the amount due to Lenders in the manner reasonably calculated to cause such funds to be received on or prior to a Payment Date.

     SECTION 402. Corporate Existence. Subject to Article VIII hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

     SECTION 403. Payment of Taxes and Other Claims. The Company has paid and will in the future pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or upon the income, profits or property of the Company, and (b) all lawful claims against the Company for labor, materials and supplies which in the case of either clause (a) or (b) of this Section 403, if unpaid, might by law become a lien upon its property; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     SECTION 404. Dividends/Compensation. It shall not (a) declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of its capital stock (now or hereafter outstanding) of the Company or on any Warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Company, or apply any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of any shares of any class of capital stock (now or hereafter outstanding) of the Company or any option, Warrant or other right to acquire shares of the Company's capital stock, or (b) make any deposit for any of the foregoing purposes. No additional salary, bonus or other cash or non-cash compensation shall be paid to any of the Company's Executive Employees in an amount greater than the amount set forth in any existing employment contracts with such individuals, or, in the case of "at-will" Executive Employees, any increase in the compensation paid for such Executive Employees shall require the prior written approval of the Company's Board of Directors and the Administrative Agent, which approval will not be unreasonably withheld. No non-cash compensation shall be paid to any employees of the Company without the prior written approval of the Company's Board of Directors and the Administrative Agent, which approval will not be unreasonably withheld.

     SECTION 405. Corporate Existence; Foreign Qualification. It will do and cause to be done at all times all things necessary to (a) maintain and preserve the corporate existence of the Company, (b) be duly qualified to do business in good standing as foreign corporations in each jurisdiction where the nature of its business makes such qualification necessary, and (c) comply with all contractual obligations and requirements of law binding upon it.

     SECTION 406.   Books, Records and Inspections.  It shall:

          (a) maintain, and cause each of its Subsidiaries, if any, to maintain complete and accurate books and records;

          (b) permit and cause each of its Subsidiaries, if any, to permit access at reasonable times by Lenders to its books and records;

          (c) permit, and cause each of its Subsidiaries, if any, to permit Lenders to inspect at reasonable times its properties and operations; and

          (d) permit, and cause each of its Subsidiaries, if any, to permit Lenders to discuss its business, operations and financial condition with its officers and employees or with its outside auditors.

     SECTION 407. Compliance with Laws. It shall comply with all federal, state and local laws, rules and regulations related to its businesses.

     SECTION 408. Maintenance of Permits. It shall maintain all permits, licenses and consents as may be required for the conduct of its business by any state, federal or local government agency or instrumentality.

     SECTION 409. Capital Expenditures/Debt. The Company not, without the express prior written consent of Lenders, make only those capital expenditures with the proceeds of the Notes consistent with Business Plans and representations heretofore made by the Company to Lenders under and pursuant to the terms of the Convertible Note Purchase Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

     The Company hereby represents and warrants as follows to Lenders:

     SECTION 501. Customer Contracts. The Company represents and warrants to Lenders that, as of the date hereof, to its knowledge all contracts and agreements between it and purchasers of its goods and services (whether payable in cash or in kind) are valid and in full force and effect, all amounts due and owing to the Company thereunder have been paid, no default exists either on the part of the Company or of any other party to any such contract and that the list of such contracts appearing documents heretofore provided to Lenders are true, accurate and correct.

     SECTION 502. Board of Directors. As of the date hereof, the list of Directors making up its Board of Directors, as previously set forth on Schedules provided to Lenders under the Convertible Note Purchase Agreement, is true, accurate and correct, and all such Directors have been duly elected by valid shareholder action in the manner required by the Certificate of Incorporation and/or the bylaws of the Company.

     SECTION 503. Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has no active Subsidiaries at the date hereof. The Company has corporate power to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated, and its business is now conducted, and the Company has complied in all material respects with all material federal, state and local laws with respect to the operation and the conduct of its business. Copies of the Certificate of Incorporation and all amendments thereto, bylaws as amended and currently in force, stock records and corporate minutes and records of the Company heretofore made available to Lenders and are complete and correct at the date hereof.

     SECTION 504.   Capital Stock; Options.

          (a) Company has authorized capital stock consisting of 10,000,000 shares of Common Stock, five cent ($.05) par value, of which 1,948,166 shares are issued and outstanding, and 1,000,000 shares of Preferred Stock, five cent ($.05) par value, none of which are issued or outstanding. All of the issued and outstanding shares of Common Stock are duly authorized and validly issued, fully paid and non-assessable, were offered, issued and sold in accordance with applicable federal and state securities laws, and there are no preemptive rights in respect thereof. There are no other classes of stock of the Company other than the Common Stock.

          (b) There are no outstanding options, warrants, rights, calls, commitments, conversion rights, plans or other agreements or instruments of any character providing for the purchase or other acquisition by the holders thereof or issuance of the Company's securities of any description, except those rights as may have been granted under the terms of the Convertible Note Purchase Agreement and under the terms and provisions of this Agreement.

     SECTION 505. Corporate Authority. The Company has full legal right and corporate power and authority, without the consent of any other person, to make, execute, deliver and perform this Agreement and the transactions contemplated hereby, and the execution, delivery and performance of this Agreement by the Company has been duly authorized by all necessary corporate action of the Company.

     SECTION 506. Notes and Accounts Receivable. To its knowledge, all Notes receivable and accounts receivable are valid obligations of the respective makers thereof and are not subject to any valid offset or counterclaim or any assignment, claim, lien or security interest.

     SECTION 507. Actions, Suits, Etc. There are no actions, suits, claims, complaints, charges, hearings, investigations, arbitrations (or other dispute resolution proceedings) or other proceedings pending or, to its knowledge, threatened against, by or affecting the Company in any court or panel or before any arbitrator or governmental agency, domestic or foreign, other than (a) actions related to garnishments of employee wages, or (b) routine matters covered by insurance. The Company has not been charged with, and to its knowledge is not under investigation with respect to, any charge concerning any violation of any provisions of any federal, state or other applicable law or administrative regulation with respect to its business. There are no judgments unsatisfied against the Company and no consent decrees to which the Company is subject. The Company is not involved in or threatened with any labor dispute which could have a material adverse effect on the business and operations of the Company.

     SECTION 508. Material Contracts. As a part of the Convertible Note Purchase Agreement, the Company did provide to Lenders an accurate schedule of each of the hereinafter-described instruments, commitments, agreements, arrangements and understandings relating to the business of which the Company is a party or is bound. No changes or modifications exist to such list, except as is set forth on Schedule 508 attached hereto.

          (a) Real estate leases, personal property leases, licenses of intellectual property, technical information or software, employment contracts and benefit plans.

          (b) Any contract for capital expenditures or for the purchase of goods or services in excess of $5,000.

          (c) Any instrument evidencing indebtedness (other than routine purchase orders), any liability for borrowed money, any obligation for the deferred payment of the purchase price for property in excess of $5,000 (excluding normal trade payables), or any instrument guaranteeing any indebtedness, obligation or liability.

          (d) Any advertising contract not terminable without payment or penalty on thirty (30) days (or less) notice.

          (e)  Any license or royalty agreement.

          (f) Any contract for the purchase or sale of any assets in excess of $5,000 other than in the ordinary course of business or granting an option or preferential rights to purchase or sell any assets in excess of $5,000.

          (g) Any contract containing covenants not to compete in any line of business or with any person in any geographical area.

          (h) Any contract relating to the acquisition of a business or the equity of any other person.

          (i) Any other contract, commitment, agreement, arrangement or understanding related to its business which provides for payment or performance by any party thereto having an aggregate value of $5,000 or more, and is not terminable without payment or penalty on thirty (30) days (or less) notice.

Accurate, correct and complete copies of each such contract have been made available to Lenders. Each contract is in full force and effect and is valid, binding and enforceable as to the Company in accordance with its terms. The Company and, to the Company's knowledge, each other party has complied in all material respects with all material commitments and obligations on its part to be performed or observed under each such contract. The Company has not received any written or, to its knowledge, other notice of a default, offset or counterclaim under any contract, or any other written or, to its knowledge, other communication calling upon the Company to comply with any provision of any contract or asserting noncompliance by the Company.

     SECTION 509. Absence of Undisclosed Liabilities. To its knowledge, the Company does not have any material indebtedness, liability or obligation of any nature, whether absolute, accrued, contingent or otherwise, related to or arising from the operation of its business or the ownership, possession or use of any assets.

     SECTION 510. Accuracy of Information. None of the information furnished by the Company to Lenders in writing shall contain any untrue statement of a material fact or shall omit to state a material fact required to be stated therein or necessary in order to make the statements there, in the light of circumstances under which they were made, not misleading.

     SECTION 511. Real Estate Leases. Schedule 411, previously provided to Lenders under and pursuant to the terms of the Convertible Note Purchase Agreement, sets forth an accurate, correct and complete list of all real estate which is leased or subleased by the Company, including identification of the lease or sublease, street address, and list of material contracts, agreements, leases, subleases, options and commitments, oral or written, affecting such real estate or any interest therein to which the Company is a party or by which the Company is bound.

     SECTION 512. Personal Property Leases. The Company has previously provided, to Lenders, in connection with the Convertible Note Purchase Agreement a listing of all personal property leases and said listing is accurate, correct and constitutes a complete list of each lease of personal property used in the business of the Company which provides for annual lease payments in excess $5,000.

     SECTION 513. Intellectual Property. The Company has previously provided in connection with Schedule 413 as a part of the Convertible Note Purchase Agreement a listing of intellectual property, and said listing contains an accurate, correct and complete list and summary description of all patents, trademarks, trademark rights, trade names, trade styles, trade dress, service marks, copyrights and applications for any of the foregoing utilized by the business (the "Intellectual Property"). During the preceding five (5) years, the Company has not been known by or done business under any name other than Micro General Corporation. Schedule 413 contains an accurate, correct and complete list and summary description of all licenses and other agreements relating to any Intellectual Property. Except as set forth on said Schedule 413, with respect to the Intellectual Property, (a) the Company is the sole and exclusive owner and, to the knowledge of the Company, has the sole and exclusive right to use the Intellectual Property; (b) no action, suit, proceeding or investigation is pending or, to the Company's knowledge, threatened; (c) to the knowledge of the Company, none of the Intellectual Property interferes with, infringes upon, conflicts with or otherwise violates the rights of others or is being interfered with or infringes upon by others, and none is subject to any outstanding order, decree, judgment, stipulation or charge; (d) there are no royalty, commission or similar arrangements, and no licenses, sublicenses or agreements, pertaining to any of the Intellectual Property; (e) the Company has not agreed to indemnify any person for or against any infringement of or by the Intellectual Property; and (f) the Intellectual Property constitutes all such assets, properties and rights which are used in or necessary for the conduct of its business. To the knowledge of the Company, the operation of its business by the Company after the date hereof, in the manner and geographic areas in which its business is currently conducted by the Company or is to be conducted as a result of its plans to expand its business into other geographic areas, will not interfere with or infringe upon any currently issued United States Letters Patent or trademarks currently registered in the Primary Register of the United States Patent or trademarks currently registered in the Primary Register of the United States Patent and Trademark Office. The Company is not subject to any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental agency or instrumentality, domestic or foreign, or any arbitrator, and has not entered into or is not a party to any contract which restricts or impairs the use of any Intellectual Property.

     SECTION 514. Trade Secrets. The Company has provided to Lenders a listing and summary description of all information in the nature of the Company proprietary information, including databases, compilations of information, copyrightable material and technical information. The Company represents it has the right to use such information by virtue of its ownership or by virtue of the license agreements which permit its utilization. The Company has no knowledge of any violation of any trade secret or copyrights with respect to any such information which the Company uses. The Company further has the right to use all electronic processing systems, information systems, hardware, computer software programs, indexes, program specifications, charts, procedures, source codes, input data, routines, data bases, layouts and formats, record file layouts, diagrams, functional specifications and narrative descriptions which the Company uses and/or is reasonably necessary for the Company to use in the conduct of its business.

     SECTION 515. Insurance. The Company has adequate policies of insurance in force in which the Company is named as an insured loss payee or an additional insured covering the Company's assets and the pursuit of its business, premiums on all of such policies have been paid, and copies of all of such policies shall be delivered to Lenders pursuant to the date of this Agreement and the Company shall, simultaneously with the date of this Agreement, cause Lenders to be named as loss payees or additional insureds on all such policies or coverages available.

ARTICLE VI

DEFAULTS; REMEDIES

     SECTION 601. Events of Default. "Event of Default," wherever used herein with respect to the Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a)  By the Company.

               (1) default in the payment of any installment of principal and/or interest on the Notes as and when they become due and payable, whether by virtue of the terms of the Notes as to payments of principal and/or interest, at maturity, in connection with any redemption, or otherwise and the passage of seven (7) days following written notice thereof to the Company; or

               (2) default in the performance, or breach, of any material covenant, representation or warranty of the Company in this Agreement and the passage of thirty (30) days following written notice thereof to the Company, or, if such default cannot be cured within such thirty (30) days, commencement of the cure of such default within such thirty (30) days and diligent prosecution of such cure to completion; or

               (3) the entry by a court having jurisdiction in the premises of (a) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or (b) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of all or substantially all of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or for any such other decree or order unstayed and in effect for a period of 45 consecutive days; or

               (4) the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, other consent by it to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of all or substantially all of its property, or the making by it of a general assignment for the benefit of creditors; or

               (5) until all sums due under the Notes have been repaid, or any increase by the Company of the number of members of its Board of Directors to a number greater than the number who hold office at the time of execution of the Notes, or any change in the actual members of the Company's Board of Directors, without the prior written consent of the Lenders; or

               (6) the failure of the Company to provide any information or report to the Lenders required to be provided pursuant to Article VII hereof and the passage of thirty (30) days following written notice thereof to the Company, or, if such default cannot be cured within such thirty (30) days, commencement of the cure of such default within such thirty (30) days and diligent prosecution of such cure to completion.

          (b) By the Lenders. The failure of the Lenders to fund pursuant to this Agreement in the event proper certifications and requests for funds or advances are made and the Company is in compliance with all of the covenants of this Agreement and the Notes.

     SECTION 602. Acceleration of Maturity, Rescission and Annulment; Other Remedies.

          (a)  Lenders' Remedies.

               (i) Upon the occurrence of an Event of Default under any event described in Section 601(a) (other than an Event of Default described in Sections 601(a)(4) and 601(a)(5) hereof), then in every such case Lenders may declare the principal amounts of the Notes to be due and payable immediately, by a notice in writing to the Company and upon any such declaration such principal amounts shall become immediately due and payable. The Company specifically acknowledges and agrees that the occurrence of any Event of Default under any event described in Section 601(a) hereof will automatically cause all existing Notes to be in default, and all Events of Default under all Notes must be cured before any one Event of Default shall be deemed cured.

               (ii) At any time after a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by Lenders as hereinafter in this Article provided, Lenders may, by written notice to the Company, rescind and annul such declaration and its consequences if (1) the Company has paid to Lenders a sum sufficient to pay (a) all overdue interest on the Notes, (b) the principal on the Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the Note Rate, (c) to the extent that payment of such interest is lawful, interest upon overdue interest the Note Rate, and (d) all sums paid or advanced by Lenders hereunder and the actual compensation, expenses, disbursements and advances of Lenders, their agents and counsel; and (1) all Events of Default with respect to the Notes, other than the nonpayment of the principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived by Lenders. No such rescission shall affect any subsequent default or impair any right consequent thereon. In the case of any Event of Default described in Section 601(a)(4) or 601(a)(4), all unpaid principal of and accrued interest on the Notes shall be due and payable immediately without any declaration or other act on the part of Lenders.

          (b) The Company's Remedies. Upon the occurrence of an Event of Default as described in Section 601(b) hereof, the Company may then enforce as against Lenders obligations to fund or advance any unadvanced portions of principal under the terms of the Notes.

     SECTION 603.   Collection of Indebtedness and Suits for Enforcement.

          (a) The Company covenants that if default is made in the payment of any principal and/or interest on the Notes when such principal and/or interest becomes due and payable, whether at a time specified in the Notes, at maturity of the Notes or in connection with any redemption or otherwise, the Company will, upon demand of Lenders, pay to it the whole amount then due and payable on the Notes for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the Not Rate, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of Lenders, their agents and counsel, it being understood that as to the Lenders, any payments will be applied on a pro rata basis among the Lenders based on each Lender's respective Note amount. If the Company fails to pay such amounts forthwith upon such demand, Lenders may prosecute a proceeding to judgment or final decree and may enforce the same against the Company or any other obligor on the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or of any other obligor on the Notes, wherever situated, it being understood that any monies collection shall be applied on a pro rata basis among the Lenders based on each Lender's respective Note. In addition, Lenders may give notice to customers of the Company that all payments under contracts listed on Schedule 401 shall, until further notice, be paid directly to Lender, and the Company consents to each such notice.

          (b) If an Event of Default with respect to the Notes occurs, Lenders may in their discretion proceed to protect and enforce their rights by such appropriate judicial proceeding as it shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Agreement or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     SECTION 604. Lenders May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or of any other obligor on the Notes or the property of the Company or of such other obligor or their creditors, Lenders (irrespective of whether the principals of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether it shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise.

          (a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers and documents as may be necessary or advisable in order to have the claims of Lenders (including any claim to the right to own Common Stock or for the reasonable compensation, expenses, disbursements and advances of Lenders, its agents and counsel) allowed in such judicial proceeding; and

          (b) to collect and receive any monies or other property payable or deliverable on any such claims.

     SECTION 605. Application of Money Collected. Any money collected by Lenders pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by Lenders and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially said and upon surrender thereof if fully paid;

          First: To the costs and expenses of Lenders in collecting sums due them hereunder;

          Second: To the payment of the amounts due and unpaid first for interest on and then for principal of all outstanding Notes, applied on a pro rata basis among the Lenders based on each Lender's respective Notes; and

          Third: To the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

     SECTION 606. Rights and Remedies Cumulative. No right or remedy hereon conferred upon or reserved to Lenders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 607. Delay or Omission Not Waiver. No delay or omission of Lenders to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law may be exercised from time to time, and as often as may be deemed expedient by Lenders.

     SECTION 608. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit of advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to Lenders, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

REPORTS BY COMPANY

     SECTION 701. Annual Statement. The Company shall file with the Lenders, such information, documents, other reports and such summaries thereof as Lenders shall request immediately upon request, but without request, the Company shall deliver to Lenders audited financial statements of the Company prepared by independent certified public accountants within ninety (90) days of the end of the Company's fiscal year in the event at such date any portion of the loan obligation shall be outstanding.

     SECTION 702. Quarterly Financial Reports. Throughout the term of this Agreement and for so long as any amount remains unpaid under the Notes, the Company shall furnish Lenders with copies of its quarterly financial reports no later than forty-five (45) days following the end of the subject fiscal quarter.

ARTICLE VIII

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER, SALE OR LEASE

     SECTION 801. Company May Consolidate or Enter into Other Similar Transaction upon Certain Terms. The Company shall not consolidate with or merge into any other corporation or convey, transfer, sell or lease its properties and assets as, or substantially, as an entirety to any person, issue any capital stock (including Common Stock) of the Company unless (a) prior to such transaction, the Company has notified Lenders in writing of the contemplated or intended transaction; and (b) upon any such consolidation, merger, sale, conveyance or exchange of or by the Company (i) the Company is the continuing corporation and the Company's Common Stock outstanding immediately prior to the merger is not exchanged for securities, cash or other property of another corporation, (ii) there is an exchange of the Notes for other securities in connection with such transaction, or (iii) the due and punctual payment of the principal of and interest on, the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Agreement to be performed by the Company, are expressly assumed by a Note supplemental to the Notes by the corporation formed by such consolidation, or whose securities, cash or other property will immediately after the merger be owned, by virtue of the merger, by the holders of Common Stock of the Company immediately prior to the merger, or by the corporation that shall have acquired such property or securities.
Furthermore, the Company shall not consolidate with or merge into any other corporation or convey, transfer, sell or lease its properties and assets as, or substantially as, an entirety to any person, or enter into any statutory exchange of securities with another corporation, unless the Company shall have delivered to Lenders and Officer's Certificate stating that such transaction and such supplemental agreement comply with this Agreement.

     SECTION 802.   Assumption of Obligations.  Anything set forth in this
Article VIII to the contrary notwithstanding,no transaction involving any form of reorganization, consolidation or merger with or by the Company shall occur without adequate provision being made for the discharge and payment of the Notes in accordance with their terms and preservation of rights to the holders of the warrants issued as a portion of this transaction.

ARTICLE IX

CONDITIONS PRECEDENT

     SECTION 901. Conditions Precedent. The obligation of Lenders to purchase the Notes and to make all individual disbursements thereunder is expressly conditioned upon the following:

          (a) The Lenders' receipt from the Company, as delivered to the Administrative Agent, in each instance, of an Officer's Certificate signed by its President satisfactory to Lenders in which such President represents and warrants to the Lenders, and each of them, on behalf of the Company that:

               (1) use of the proceeds from such Notes shall be utilized for business purposes of the Company;

               (2) that each of the representations and warranties made by the Company are true, accurate and correct as of the date of each additional disbursement or advance under the Notes; and

               (3) there are no defaults under this Agreement, the Notes or the Security Agreement.

          (b) The Lenders' receipt of a Certificate of Good Standing certified by the Secretary of State of the State of Delaware as to the corporate status of the Company; and

          (c) Full compliance by the Company with each and every provision of the Security Agreement, including the delivery of all documents, data and other materials required thereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, and their respective seals to be hereunto fixed and attested, all as of the day and year first above written.
MICRO GENERAL CORPORATION,
a Delaware corporation

By:  /s/ Linda Morton
Name:     Linda Morton
Title: Corporate Secretary

CALWEST SERVICE CORPORATION,
a California corporation

By: /s/ Carl A. Strunk
Name:     Carl A. Strunk
Title:  Vice President, Treasurer

DITO CAREE L.P. HOLDING,
a Nevada limited partnership

By: /s/ David B. Hehn
Name:David B. Hehn
Title:President, Gamebusters Inc.
      its General Partner

LOAN AGREEMENT AND AGREEMENT TO ISSUE DETACHABLE WARRANTS by and between



MICRO GENERAL CORPORATION,
a Delaware corporation

(as Borrower)



and



CALWEST SERVICE CORPORATION,
a California corporation

and

DITO CAREE L.P. HOLDING,
a Nevada limited partnership

(as Lenders)



Dated as of November 25, 1997

MICRO GENERAL CORPORATION
PROMISSORY NOTE

$200,000.00                                                 Irvine,
California
                                                  November 25, 1997


     MICRO GENERAL CORPORATION, a corporation duly organized and existing under the laws of Delaware (hereinafter the "Company," which term includes any successor corporation or corporations under the Agreement hereinafter referred
to), for value received, hereby promises to pay to CALWEST SERVICE CORPORATION, a California corporation, at its office at 17911 Von Karman Avenue, Suite 500, Irvine, California 92614, or order ("Lender"), the principal sum of Two Hundred Thousand Dollars ($200,000), or so much thereof as shall have been disbursed by Lender and which at that time remains unpaid, together with simple interest thereon from the date hereof at the rate of nine percent (9%) per annum, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, payable as follows: Accrued interest shall be paid on February 25, 1998 and the entire unpaid balance of this Note, including principal and all accrued interest, shall be due and payable on May 30, 1998. All payments shall be applied first to accrued interest and then to principal.

     This Note may be prepaid in whole or in part at any time with the prior written consent of Lender so long as the Company gives ten (10) days' prior written notice to Lender of the Company's intent to prepay this Note or any portion hereof. Any prepayment upon this Note shall require a proportionate payment, in such proportion as this Note shall bear to the entire obligation owing to Dito Caree L.P. Holding and CalWest Service Corporation, as Lenders. Such notice of prepayment shall state the proposed payment date and the principal amount to repaid.

     The obligation of this Note shall be subordinate to the obligations of the Company in favor of CalWest Service Corporation and Dito Caree L.P. Holding, as Lenders, under the terms and provisions of a Convertible Note Purchase Agreement.

     This Note is duly authorized and issued by the Company, is designated as set forth on the fact hereof, and is limited to the aggregate principal amount of $200,000 issued under and pursuant to the terms of a Loan Agreement and Agreement to Issue Detachable Warrants dated November 25, 1997 duly executed and delivered by the Company and Dito Caree L.P. Holding and CalWest Service Corporation, as Lenders, to which Agreement reference is made hereby for further description of the rights, limitation of rights, obligations and duties thereunder by the Company and the Lenders. In case of an Event of Default shall have occurred under this Note or under the terms of the Agreement (as the term "Event of Default" is defined in said Agreement), the principal balance hereof and all accrued but unpaid interest thereon may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in this Agreement.

     IN WITNESS WHEREOF, the Company has caused this instrument to be signed manually or by facsimile by its duly authorized officers.

Dated: 11-25-97                              MICRO GENERAL CORPORATION,
                                   a Delaware corporation


                                   By:  /s/ Linda Morton
                                   Name:     Linda Morton
                                   Title: Corporate Secretary

MICRO GENERAL CORPORATION
PROMISSORY NOTE

$400,000.00                                                 Irvine,
California
                                                  November 25, 1997


     MICRO GENERAL CORPORATION, a corporation duly organized and existing under the laws of Delaware (hereinafter the "Company," which term includes any successor corporation or corporations under the Agreement hereinafter referred
to), for value received, hereby promises to pay to DITO CAREE L.P. HOLDING, a Nevada limited partnership, at its office at 610 Newport Center Drive, Suite 1300, Newport Beach, California 92660, or order ("Lender"), the principal sum of Four Hundred Thousand Dollars ($400,000), or so much thereof as shall have been disbursed by Lender and which at that time remains unpaid, together with simple interest thereon from the date hereof at the rate of nine percent (9%) per annum, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, payable as follows: Accrued interest shall be paid on February 25, 1998 and the entire unpaid balance of this Note, including principal and all accrued interest, shall be due and payable on May 30, 1998. All payments shall be applied first to accrued interest and then to principal.

     This Note may be prepaid in whole or in part at any time with the prior written consent of Lender so long as the Company gives ten (10) days' prior written notice to Lender of the Company's intent to prepay this Note or any portion hereof. Any prepayment upon this Note shall require a proportionate payment, in such proportion as this Note shall bear to the entire obligation owing to Dito Caree L.P. Holding and CalWest Service Corporation, as Lenders. Such notice of prepayment shall state the proposed payment date and the principal amount to repaid.

     The obligation of this Note shall be subordinate to the obligations of the Company in favor of CalWest Service Corporation and Dito Caree L.P. Holding, as Lenders, under the terms and provisions of a Convertible Note Purchase Agreement.

     This Note is duly authorized and issued by the Company, is designated as set forth on the fact hereof, and is limited to the aggregate principal amount of $400,000 issued under and pursuant to the terms of a Loan Agreement and Agreement to Issue Detachable Warrants dated November 25, 1997 duly executed and delivered by the Company and Dito Caree L.P. Holding and CalWest Service corporation, as Lenders, to which Agreement reference is made hereby for further description of the rights, limitation of rights, obligations and duties thereunder by the Company and the Lenders. In case of an Event of Default shall have occurred under this Note or under the terms of the Agreement (as the term "Event of Default" is defined in said Agreement), the principal balance hereof and all accrued but unpaid interest thereon may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in this Agreement.

     IN WITNESS WHEREOF, the Company has caused this instrument to be signed manually or by facsimile by its duly authorized officers.

Dated:11/25/97                     MICRO GENERAL CORPORATION,
                                   a Delaware corporation


                                   By:  /s/ Linda Morton
                                   Name:     Linda Morton
                                   Title:  Corporate Secretary

GENERAL ASSIGNMENT AND SECURITY AGREEMENT

"Borrower:"  Micro General Corporation,      "Lenders:"  CalWest Service
Corporation,
     a Delaware corporation                  a California corporation
                                                  and
                                        Dito Caree L.P. Holding,
                                        a Nevada limited partnership

"Mailing Address:"                      Original Principal Amount:
14711 Bentley Circle                         $600,000
Tustin, California  92780
                                        Date of this Assignment:
                                        November 25, 1997



     1. Assignment and Grant of Security Interest; Collateral. For value received, and for the purpose of securing Borrower's obligations under the Loan and all obligations from Borrower to Administrative Agent, whenever arising, of whatever kind or nature, Borrower hereby transfers, assigns and sets over unto Administrative Agent, and grants to Administrative Agent a security interest in, all of Borrower's right, title and interest in and to all of its inventory, accounts receivable, intellectual property and any other of its significant assets (collectively, the "Collateral").

     2. Power of Attorney. Borrower hereby irrevocably appoints Administrative Agent as Borrower's attorney in fact (such appointment being coupled with an interest) to demand, receive and enforce any and all of Borrower's rights with respect to the Collateral, and to perform any and all acts in the name of Borrower or, at the option of Administrative Agent, in the name of Administrative Agent with the same force and effect as of performed by Borrower in the absence of this General Assignment and Security Agreement (the "Assignment").

     3.   Obligations Secured.  This Assignment secures:

          (a) payment of the principal sum and interest thereon evidenced by one or more promissory notes (collectively, the "Note"), together with any amendments, extensions or renewals thereof, executed in favor of Lenders;

          (b) payment of all other sums, with interest, becoming due and payable to Lenders under the Notes, or any other document or instrument executed and delivered to Lenders by Borrower in connection with the Loan evidenced by the Notes (collectively, the "Loan Documents"); and

          (c) except as otherwise provided therein, performance and discharge of each and every obligation and agreement of Borrower under any of the Loan Documents.

     4.   Covenants of Borrower.  Borrower agrees as follows:

          (a) to appear in and defend any action or proceeding which affects or purports to affect the Collateral or the security of this Assignment, and to pay all costs and expenses thereof and all costs and expenses in any such action or proceeding in which Lenders may appear;

          (b) to pay before delinquent all taxes and assessments affecting the Collateral and all costs or penalties hereon;

          (c) not to remove the Collateral, or any part thereof, from its present location without first obtaining the express written consent of Administrative Agent;

          (d) not to voluntarily transfer or permit any involuntary transfer of the Collateral or any interest therein by way of sale, creation of security interest, levy or other judicial process without first obtaining the written consent of Lenders;

          (e) to execute and pay promptly on demand all costs and expenses of filing, and Borrower hereby appoints Administrative Agent and/or its attorney-in-fact to execute and file, financing statements, continuation statements, partial releases and termination statements deemed necessary or appropriate by Administrative Agent to establish the validity and priority of the security interest of Administrative Agent or any modification or expansion thereof and to pay all costs and expenses of any searches required by Administrative Agent; and Borrower will pay all other claims and charges which, in the reasonable opinion of Administrative Agent, might prejudice, imperil or otherwise affect the Collateral or its security interest therein; and

          (f) to append to this Assignment as an additional exhibit or schedule hereto, and to notify Lenders immediately upon becoming the owner of, any Collateral acquired after the date hereof, and to take such other actions as may be necessary to clarify that such after-acquired Collateral is covered by this Assignment.

     5. Warranties of Borrower. Borrower represents, warrants and covenants that:

          (a) With respect to any Collateral in which Borrower has an interest as of the date hereof, Borrower is the legal owner thereof, free of any interest (including, but not limited to, all rights, claims, liens or encumbrances whatsoever), except for interests of Lenders as created by the Convertible Note Purchase Agreement dated July 10, 1996 as to which Lenders are a party.

          (b) With respect to any Collateral in which Borrower has no present interest, Borrower will be, at the time of acquisition of an interest therein, the lawful owner thereof, free of any interest (including, but not limited to, all rights, claims, liens or encumbrances whatsoever), except for interests of Lenders as created by the Convertible Note Purchase Agreement dated July 10, 1996 as to which Lenders are a party.

     6. Expenses. If Borrower fails to do so within five (5) days after demand, Lenders may, but need not, perform any act required of Borrower and may, but need not, pay, purchase, contest or compromise any claim, debt, lien, charge or encumbrance which, in the judgment of Lenders, may affect or appear to affect the security of this Assignment and may, but need not, discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and make any payment for insurance on the Collateral and for maintenance and preservation of the Collateral; all sums to expended shall be immediately paid by Borrower upon demand by Lenders, with interest from the date of demand at the default rate described in the Note or if the Note does not contain a default rate, then with interest at five hundred (500) basis points in excess of the per annum rate provided in the Note, as adjusted from time to time.

     7. Events of Default. Borrower shall be in the default under this Assignment upon Borrower being in default or breach of the Notes or upon the occurrence of an Event of Default under the Loan Agreement and Agreement to Issue Detachable Warrants of even date herewith between Borrower and Lenders (the "Note Agreement").

     8.   Rights Upon Default.  Upon Borrower's default under this
Assignment, Lenders (or Administrative Agents on behalf of Lenders) shall have the right to enforce Borrower's rights with respect to any and/or all of the Collateral. Upon the occurrence of any such default, Lenders may, without affecting any of its rights or remedies against Borrower under any other instrument, document or agreement, and may exercise its rights under this Assignment as Borrower's attorney-in-fact or in any other manner permitted by law. In addition, with regard to the Collateral, Lenders shall be entitled to exercise all of the rights and remedies available to Lenders under the Uniform Commercial Code and all other rights and remedies at law and in equity available to secured creditors in the State of California. Without limiting the generality of the foregoing, upon default and failure to cure:

          (a) Lenders may take immediate possession of the Collateral, and Borrower agrees: (1) upon demand, to assemble the Collateral and surrender possession thereof to Lenders peaceably at a place designated by Lenders; (2) that Lenders may employ any and all means reasonably necessary, in its sole discretion, to gain possession of the Collateral; and (3) that Lenders, their successors and assigns, agents, servants, attorneys and employees, are hereby released from any cause or causes of action, costs, claims, damages, demands, obligations, losses or liabilities whatsoever claimed to exist by reason of taking possession or removal of the Collateral;

          (b) Lenders may sell and dispose of all or any portion of the Collateral as a unit or in parcels upon commercially reasonable terms, at public or private sale, conducted in Orange County, California, or the county and state in which the Collateral is located, with or without removal of the Collateral, upon the premises of Borrower, and upon the terms and in such manner as Lenders may determine, upon ten (10) days advance written notice to Borrower setting forth the time and place of such sale. Upon the sale of the Collateral, Lenders may retain all proceeds of sale equal to the amount of all indebtedness owed by Borrower to Lenders and interest, together with all sums sufficient to satisfy all other obligations of every class and character due by Borrower to Lenders by virtue of the provisions hereof, together with all costs incurred by Lenders and all charges of making such sale, including all expenses of repossession, storage, preparation for sale, advertising, sale of the Collateral and attorneys' fees and expenses. Lenders, or their agent, successors or assigns, may purchase all or any part of the Collateral at any such sale. Any and all unexpired insurance shall inure to the benefit of and pass to the purchaser of the Collateral at any sale held hereunder; and

     (c) In addition to any rights or remedies provided herein, Lenders may have and exercise all other rights and remedies as provided for by law, and shall have the right to enforce one or more remedies hereunder successively or concurrently, and such action shall not estop or prevent Lenders from pursuing any further remedy which it may have hereunder or by law.

     9.   Waiver.

          (a) Borrower waives all right to require Lenders to proceed against any other person or to apply any security which Lenders may hold at any time or to pursue any other remedy. Collateral of Borrower or guarantors of the Notes or of any other person may be released, substituted or added without affecting the liability of Borrower hereunder. Lenders may, at their election, exercise any right or remedy they may have against Borrower or any security held by Lenders, including, without limitation, the right to foreclose any such security by judicial or non-judicial sale, without affecting or impairing in any way the rights of Lenders hereunder, and Borrower waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Borrower against any party or any such security, whether resulting from such election by Lenders or otherwise. Borrower waives any right of subrogation or other right to participate in the Collateral until all obligations hereby secured have been paid in full. Borrower waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower, except performance in full of the Loan Documents, including the full payment of the Notes.

          (b) No default shall be waived by Lenders, except in writing, and no waiver of any default shall operate as a waiver of any other default or the same default on a future occasion.

     10. Indemnification. Borrower agrees that Lenders shall not be liable to Borrower or to any other person for injury or damage that may result to any person or property by reason of the use or condition of the Collateral or any part thereof, and Borrower further agrees to defend and hold Lenders and the Collateral harmless from any and all costs, damages, demands, expenses, claims, losses or liability (including attorneys' fees) arising out of or connected with, directly or indirectly, the use, management or condition of the Collateral or to which Lenders may become exposed or which Lenders may incur in exercising any of Lenders' rights under this Assignment. Borrower acknowledges and agrees that Lenders have not assumed and do not hereby assume any of Borrower's obligations or duties under or in connection with the Collateral.

     11. Further Action. Borrower agrees to do such further acts and things, and to execute and deliver such agreements and instruments, as Lenders may at any time reasonably request in connection with the administration or enforcement of this Assignment or related to the Collateral or any part thereof or in order better to assure and confirm unto Lenders their rights, powers and remedies hereunder.

     12. Survival. All the representations, warranties and covenants of the parties contained in this Assignment shall survive the execution hereof.

     13.  Time of Essence.  Time of the essence of this Assignment.

     14. Binding Effect. This Assignment and the terms, conditions, covenants and agreements hereof are intended to and shall inure to the benefit of and extend and include the successors and assigns of Lenders and shall be binding upon the successors and assigns of Borrower. Lenders may assign this Assignment.

     15. Attorneys' Fees. Should suit (including as part of any bankruptcy proceeding) be brought to enforce or construe this Assignment or by reason of any claimed default in the performance hereof by Borrower, the prevailing party therein shall be awarded attorneys' fees as part of the judgment resulting from such suit.

     16. Notices. All notes or other communications required or permitted hereunder shall be in writing, and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, overnight courier, or by facsimile, addressed to the parties as set forth herein. Any such notice shall be deemed received upon the earlier of (a) if personally delivered, the date of delivery to the address of the person to receive such notice, (b) if mailed, four (4) business days after the date of posting by the United States post office, (c) if given by overnight courier, upon receipt by the person to receive such notice, or (d) if sent by facsimile, when sent.

          To the Company:     Micro General Corporation
                         14711 Bentley Circle
                         Tustin, California  92780
                         Attn:  President
                         Facsimile:  (714) 731-9193

          To CalWest:         CalWest Service Corporation
                         3916 State St., Suite 300
                         Santa Barbara, California  93105
                         Attn:  President
                         Facsimile:  (805) 898-7148

          To Dito Caree: Dito Caree L.P. Holding
                         610 Newport Center Drive, Suite 1300
                         Newport Beach, California  92660
                         Attn:  President
                         Facsimile:  (714) 759-9539

Any notice, request, demand, direction or other communication sent by telecopy must be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing. Notice of change of address shall be given by written notice in the manner detailed in this section. Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent.

     17. Governing Law. This Assignment has been negotiated, executed and delivered at and shall be deemed to have been made in the State of California. This Assignment shall be governed by and construed in accordance with the laws of the State of California.

     18. Entire Agreement. This Assignment and the Notes, and all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto,embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

     19. Controlling Effect. In the event of any inconsistencies between the provisions of this Assignment and the provisions of any other assignment ("Other Assignment") by which specific collateral or rights therein are assigned to Lender, or a security interest therein is assigned to Lender, whether heretofore, concurrently or hereafter executed by Borrower, the provisions of such Other Assignment shall control to the extent of said inconsistency. In the event of any inconsistency between this Assignment and the Note Agreement, the Note Agreement shall control to the extent of such inconsistency.

    20. No Inducement. The parties hereto declare and represent that each has executed this Assignment voluntarily after having had the benefit of such party's separate counsel; that no promise, inducement or agreement not herein expressed has been made to them; and that the terms of this Assignment are contractual and not mere recital.

    21. Miscellaneous. Wherever possible each provision of this Assignment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Assignment. This Assignment shall not be modified or amended except in writing signed by both parties. This Assignment may be executed and delivered in any number of cointerparts, including facsimile counterparts, all of which when executed and delivered shall have the force and effect of an original. In construing this Assignment, feminine or neuter pronouns shall be substituted for those masculine in form and vice versa in any place where the context so requires, and plural terms shall be substituted for singular and singular for plural in any place where the context so requires. The headings in this Assignment are inserted for convenience only and are not a part of the Assignment.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, and their respective seals to be he?eunto fixed and attested, all as of the day and year first above written.

    MICRO GENERAL CORPORATION
    "Borrower"
    by:  /s/ Linda Morton
    Name:  Linda Morton
    Title:  Corporate Secretary

CALWEST SERVICE CORPORATION
    "Lender"

 By:  /s/ Carl A. Strunk
 Name:   Carl A. Strunk
 Title: Vice President, Treasurer



DITO CAREE L.P. HOLDING
"Lender"

By: /s/ David B. Hehn
Name:     David B. Hehn
Title: President Gamebusters, Inc.
       its: General Partner

MICRO GENERAL CORPORATION
(Formed Under the Laws of the State of Delaware)
DETACHABLE WARRANT CERTIFICATE



Date of Issuance:   November 25, 1997

Number of Warrant Shares Subject
to this Certificate on the Date
of Issuance:   100,000

Registered Holder:    Dito Caree L.P. Holding

Void after 5:00 p.m., Pacific Daylight Time, November 25, 2002

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS AND, IF NECESSARY, RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO MICRO GENERAL CORPORATION THAT REGISTRATION IS NOT REQUIRED.

     ANY SECURITIES MAY ONLY BE SUBJECT PURSUANT TO THE TERMS AND PROVISIONS AND CONDITIONS SPECIFIED IN THAT CERTAIN "LOAN AGREEMENT AND AGREEMENT TO ISSUE DETACHABLE WARRANTS" DATED NOVEMBER 25, 1997, BY AND BETWEEN MICRO GENERAL CORPORATION AND DITO CAREE L.P., A NEVADA LIMITED PARTNERSHIP, AND CALWEST SERVICE CORPORATION, A CALIFORNIA CORPORATION AS LENDERS (THE "AGREEMENT"), A COMPLETE COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF MICRO GENERAL CORPORATION AND A CONFORMED COPY WHICH WILL BE FURNISHED TO THE HOLDER OF SUCH SECURITIES UPON WRITTEN REQUEST AND UPON PAYMENT OF REASONABLE CHARGE. NO TRANSFER OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL ANY CONDITIONS RELATING TO TRANSFER OF SUCH SECURITIES SO SPECIFIED IN THE AGREEMENT SHALL HAVE BEEN COMPLIED WITH.


     FOR VALUE RECEIVED, Micro General Corporation, a Delaware corporation (the "Company") hereby certifies that Dito Caree L.P. Holding, a Nevada limited partnership ("Investor"), or any registered assignee of Investor, is the registered holder (the "Holder") of One Hundred Thousand (100,000) Series 2 Warrants (the "Warrants") to purchase from the Company 100,000 newly issued shares of Common Stock of the Company (each, a "Share") and collectively, the "Shares").

     The Warrants evidenced by this Certificate are part of a duly authorized issue of Warrants to purchase a total of One Hundred Fifty Thousand (150,000) newly issued shares simultaneously with the making of loans by Cal West Service Corporation and Dito Caree L.P. under terms of the Agreement. This Warrant is issued simultaneously with the Warrant in favor of Cal West Service Corporation, which Warrant grants to the Holder thereof the right to acquire up to 50,000 shares upon exercise of said Warrant, which shares shall be the same type of shares which are acquired by exercise of the Warrant under this Certificate.

     The Agreement is incorporated in this Certificate by this reference and must be referred to for a complete description of the rights, obligations and duties of the Company and the Holders of the warrants issued pursuant to the Agreement. In the event of any conflict between the terms of this Certificate and the terms of the Agreement, the terms of the Agreement will control. capitalized terms not defined in this Certificate will have the meanings assigned to them under the Agreement.

     1.   Exercise of Warrants     (a)  On or before 5:00 p.m. Pacific
Standard Time on November 25, 2002, the Holder shall have the right to purchase from Company one (1) fully paid and nonassessable Share for each Warrant at the exercise price of ONE DOLLAR AND FIFTY CENTS ($1.50) per Share, subject to any adjustment under paragraph 6 of this Certificate (the "Exercise Price"), and upon surrender to the Company at its principal office of this Certificate evidencing such Warrants, with the form of election to purchase attached hereto and signed, (specifying the number of Shares for which the Warrant is exercisable), and upon payment to the Company of the Exercise Price in cash, lawful currency of the United States of America, Share(s) shall be issued.

          (b) The Warrants represented by this Certificate shall be exercisable, at the election of the Holder, either in their entirety or from time to time for part only of the number of warrants specified in this Certificate and in the notice with respect to the exercise thereof. If less than all of the Warrants evidenced by this Certificate are exercised at any time prior to the Maturity Date, a new Certificate or Certificates, as the case may be, shall promptly be issued for the balance of the Warrants not so exercised, but no fractional numbers. All Certificates surrendered upon exercise of Warrants shall be cancelled by Company.

          (c) Upon surrender of any Certificate and payment of the Exercise Price, Company shall promptly issue and cause to be delivered to, or upon the written order of, the Holder, and in such name or names as the Holder may designate, a certificate or other document representing the Share or Shares issuable upon the exercise of the Warrants evidenced by this Certificate. The certificate representing the Shares shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of any Certificate and payment of the Exercise Price.

     2. Right to Transfer. (a) Notwithstanding anything contained in the Agreement or this Certificate to the contrary, the Warrants represented by this Certificate may be pledged, together with the rights of the Investor, in whole or in part, to any bank, savings and loan association or other institutional lender affiliated with Investor (in each case, an "Institutional Lender") as collateral to secure a bona fide loan from such Institutional Lender, and may be transferred to such Institutional Lender upon the foreclosure of the security interest created by such pledge, provided that such pledge or transfer (in each case, an "Institutional Transfer"), as the case may be, is in compliance with the Securities Act and any applicable state securities and insurance laws.

          (b) Except as otherwise set forth below, the warrants represented by this Certificate may also be pledged, assigned, sold or otherwise transferred in whole or in part (in each case, a "Transfer") to any other "Person" or Persons" (as hereinafter defined), on the condition that such Transfer is in compliance with the Securities Act and any applicable state securities and insurance laws.

          (c) With respect to any offer, sale or other disposition of any Warrants or any Shares acquired on exercise of any Warrants which have not been registered pursuant to the terms of the Agreement, the Holder will give written notice to the Company prior to any such offer, sale or other disposition describing briefly the manner thereof (the "Transfer Notice"), together, if requested by Company, with a written opinion of such Holder's counsel, to the effect that such offer, sale or other disposition may be effected without registration or qualification under any federal or state law then in effect. Within fifteen (15) days after receiving a Transfer Notice (the "Notice Period") and reasonably satisfactory opinion, if so requested, Company shall notify such Holder that such Holder may offer, sell or otherwise dispose of the Warrants or any Shares acquired on exercise of any Warrants, all in accordance with the terms of the Transfer Notice delivered to Company. Such transfer must be effected within ninety (90) calendar days following the Holder's receipt of written consent from Company with respect to such transfer. If company has determined that the opinion of counsel for the Holder is not reasonable satisfactory to Company, Company shall so notify the Holder within the Notice Period that such determination has been made. Each of the Warrants and Shares with respect to which any Warrant may be exercised thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act unless, in the opinion of counsel for Company, it is determined that such legend is not required in order to ensure compliance and Company may issue stop transfer instructions to its transfer agent in connection with such restriction. In the event that Company fails to respond to a Transfer Notice prior to the expiration of the Notice Period, the Holder may sell or otherwise transfer the Warrants or any Common Stock acquired as a consequence of exercising any Warrants in the manner described in such Transfer Notice; provided, however, that such transfer is effected within ninety (90) calendar days following the expiration of the Notice Period.

          (d)  The following terms shall be defined as follows:  (i)
"Person" or "Persons" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof; and (ii) "Investor Controlled Affiliates" shall be any trusts, corporations, associations, limited partnerships, general partnerships or other business entities in which more than fifty percent (50%) of the stock of each class having ordinary voting power or beneficial or other ownership interest, as appropriate, shall, at the time as of which any determination is being made, be owned or controlled, directly or indirectly by Investor or any general or limited partner of Investor, or as to which Investor or any general or limited partner of Investor is an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act and the regulations, rulings and decisions promulgated thereunder.

          (e) Company may deem and treat each registered Holder of a Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for the purpose of any exercise thereof, any distribution to the Holder, or any other purposes.

          (f) Company shall promptly register any transfer of record ownership of any outstanding Certificates on the Company Register upon surrender thereof accompanied, if so required by Company, by a written instrument or instruments of transfer duly executed by Holder or by its duly authorized attorney. Upon a proper registration of transfer, a new Certificate shall be issued bo the transferee and the surrendered Certificate shall be cancelled by Company; provided, however, in the event of a partial transfer, Company shall promptly issue to the transferor a new Certificate representing the retained portion of the transferor's Warrants and, in connection with any transfer permitted under terms of the Agreement, the transferor can require Company to reissue the Certificates representing the Warrants for any number of Warrants, but no fractional shares.

     3. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of any Warrants. If the exercise of any Warrants results in a fraction, an amount of money equal to such fraction multiplied by the fair market value of one share of Common Stock on the date on which such conversion or exercise is deemed made shall be paid to the Holder otherwise entitled to such fraction.

     4. Effect of Reclassifications. In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of any Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any sale or conveyance to another corporation of all or substantially all of the assets of Company, the Holder shall have the right thereafter to exercise such Warrants to purchase the kind and amount of shares of stock and other securities of Company and property receivable upon such reclassification, change, sale or conveyance by a Holder of the number of shares as to which such Warrants might have been exercised immediately prior to such reclassification, change, sale or conveyance. This Paragraph 4 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive sales or conveyances.

     5.   Company to Reserve Stock.     Company covenants that it will at
all times after the Date of Issuance hereof reserve and keep available out of its authorized common Stock, solely for the purpose of issue upon conversion of all outstanding Debentures and exercise of all outstanding Warrants. Company covenants that all shares of Common Stock which shall be so issuable shall, when issued pursuant to and in accordance with the terms of the Warrants and this Agreement, be duly and validly issued and fully paid and nonassessable.

     6.   Exercise Price Adjustments

          (a)  Adjustment for Stock Splits and Subdivisions.      In the
event Company should at any time or from time to time after the Effective Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of Holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the Holders thereof to receive, directly or indirectly, additional shares of Common Stock without payment of any consideration by such Holder for the additional shares of Common Stock, then, as of such record date, the Exercise Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon the exercise thereof shall be increased in proportion to such increase of outstanding shares.

          (b)  Adjustments for Reverse Stock Splits.   If the number of
shares of Common Stock outstanding at any time after the Effective Date is decreased by a combination of the outstanding shares of Common Stock then, following the record date of such combination, the Exercise Price for any Warrants shall be appropriately increased so that the number of shares of Common Stock issuable on exercise thereof shall be decreased in proportion to such decrease in outstanding shares.

          (c) Adjustments for Recapitalizations. In the event that Company shall be recapitalized, consolidated with or merged into any other corporation, or shall sell or convey to any other corporation all or substantially all of its property as an entirety, provision shall be made as part of the terms of such recapitalization, consolidation, merger, sale or conveyance so that any Holder of Warrants may thereafter receive in lieu of the Common Stock otherwise issuable upon exercise of any Warrants, the same kind and amount of securities or assets as may be distributable upon such recapitalization, consolidation, merger, sale or conveyance, with respect to the Common Stock.

          (d)  Adjustments for Dividends.    In the event that Company
shall at any time pay to the Holders of common Stock a dividend in Common Stock, the closing price of the Common Stock prior to the occurrence of such event utilized in the calculation of the Exercise Price upon the exercise of any Warrants shall be proportionately decreased in order that they may be properly compared to post-dividend closing prices in determining such exercise prices, effective following the close of business on the record date for determination of the Holders of Common Stock entitled to such dividend.

          (e)  Other Dividends.    In the event that Company shall at any
time pay any dividend or make any other distribution on its Common Stock in property, other than in cash or in Common Stock, then provision shall be made as part of the terms of such dividend or distribution so that the Holder of any Warrants surrendered for exercise after the record date for determination of Holders of Common Stock entitled to such dividend or distribution shall be entitled to receive the same kind and the same proportionate share of such property which he would have been entitled to receive had such Warrants been converted or exercised immediately prior to such record date.

          (f)  Adjustments.   The adjustments referred to in this
Paragraph 6 shall be made successively if more than one event listed herein shall occur.

     7. Taxes and Expenses on Conversion. The issuance of certificates for Shares upon the exercise of any Warrants shall be made without charge to the exercising Holder for any expense or tax (other than federal or state income taxes) in respect of the issuance of such certificates, and such certificates shall promptly be issued in the name of, or in such names as may be directed by, the Holder.

     8. Mutilated or Missing Certificates. Upon receipt by Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant Certificate, if mutilated, company will promptly make and deliver in lieu of such Warrant Certificates a new Warrant Certificate of like tenor and representing the same number of Warrants.

     9.   Warrants Detachable.     The Warrants represented by this
Certificate are detachable from those Promissory Notes which are issued by the Company pursuant to the terms of the Agreement. The effectiveness of these Warrants shall survive any payoff, satisfaction or discharge of the Notes or the obligations thereunder.

     IN WITNESS WHEREOF, MICRO GENERAL CORPORATION has caused this Certificate to be signed by the person named below thereunto duly authorized on 11/25/97.

                              MICRO GENERAL CORPORATION

                              By:  /s/ Linda Morton
                              Title:  Corporate Secretary



EXERCISE OF WARRANT


                                   , hereby irrevocably elects to exercise
the purchase rights represented by this Certificate with respect to the following number of shares of Common Stock of MICRO GENERAL CORPORATION, a Delaware corporation (the "Company"), upon the terms and subject to the conditions specified in that certain Loan Agreement and Agreement to Issue Detachable Warrants dated November 25, 1997, by and between Company and Dito Caree L.P., a Nevada limited partnership and CalWest Service Corporation, a California corporation as Lenders.

          Number of Shares

          Exercise Price           $1.50 per Share

          Total Cost:


Dated:

                                   [Typed Name of Holder]

                                   By:


                                   Title:




* Subject to any adjustment as provided under terms and provisions of the Certificate or the Agreement.

MICRO GENERAL CORPORATION
(Formed Under the Laws of the State of Delaware)
DETACHABLE WARRANT CERTIFICATE



Date of Issuance:   November 25, 1997

Number of Warrant Shares Subject
to this Certificate on the Date
of Issuance:   50,000

Registered Holder:  CalWest Service Corporation

Void after 5:00 p.m., Pacific Daylight Time, November 25, 2002

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS AND, IF NECESSARY, RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO MICRO GENERAL CORPORATION THAT REGISTRATION IS NOT REQUIRED.

     ANY SECURITIES MAY ONLY BE SUBJECT PURSUANT TO THE TERMS AND PROVISIONS AND CONDITIONS SPECIFIED IN THAT CERTAIN "LOAN AGREEMENT AND AGREEMENT TO ISSUE DETACHABLE WARRANTS" DATED NOVEMBER 25, 1997, BY AND BETWEEN MICRO GENERAL CORPORATION AND DITO CAREE L.P., A NEVADA LIMITED PARTNERSHIP, AND CALWEST SERVICE CORPORATION, A CALIFORNIA CORPORATION AS LENDERS (THE "AGREEMENT"), A COMPLETE COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF MICRO GENERAL CORPORATION AND A CONFORMED COPY WHICH WILL BE FURNISHED TO THE HOLDER OF SUCH SECURITIES UPON WRITTEN REQUEST AND UPON PAYMENT OF REASONABLE CHARGE. NO TRANSFER OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL ANY CONDITIONS RELATING TO TRANSFER OF SUCH SECURITIES SO SPECIFIED IN THE AGREEMENT SHALL HAVE BEEN COMPLIED WITH.


     FOR VALUE RECEIVED, Micro General Corporation, a Delaware corporation (the "Company") hereby certifies that CalWest Service Corporation, a California corporation ("Investor"), or any registered assignee of Investor, is the registered holder (the "Holder") of Fifty Thousand (50,000) Warrants (the "Warrants") to purchase from the Company Fifty Thousand (50,000) newly issued shares of Common Stock of the Company (each, a "Share") and collectively, the "Shares").

     The Warrants evidenced by this Certificate are part of a duly authorized issue of Warrants to purchase a total of One Hundred Fifty Thousand (150,000) newly issued shares simultaneously with the making of loans by Cal West Service Corporation and Dito Caree L.P. under terms of the Agreement. This Warrant is issued simultaneously with the Warrant in favor of Dito Caree L.P. Holding, which Warrant grants to the Holder thereof the right to acquire up to 100,000 shares upon exercise of said Warrant, which shares shall be the same type of shares which are acquired by exercise of the Warrant under this Certificate.

     The Agreement is incorporated in this Certificate by this reference and must be referred to for a complete description of the rights, obligations and duties of the Company and the Holders of the warrants issued pursuant to the Agreement. In the event of any conflict between the terms of this Certificate and the terms of the Agreement, the terms of the Agreement will control. capitalized terms not defined in this Certificate will have the meanings assigned to them under the Agreement.

     1.   Exercise of Warrants     (a)  On or before 5:00 p.m. Pacific
Standard Time on November 25, 2002, the Holder shall have the right to purchase from Company one (1) fully paid and nonassessable Share for each Warrant at the exercise price of ONE DOLLAR AND FIFTY CENTS ($1.50) per Share, subject to any adjustment under paragraph 6 of this Certificate (the "Exercise Price"), and upon surrender to the company at its principal office of this Certificate evidencing such Warrants, with the form of election to purchase attached hereto and signed, (specifying the number of Shares for which the Warrant is exercisable), and upon payment to the Company of the Exercise Price in cash, lawful currency of the United States of America.

          (b) The Warrants represented by this Certificate shall be exercisable, at the election of the Holder, either in their entirety or from time to time for part only of the number of warrants specified in this Certificate and in the notice with respect to the exercise thereof. If less than all of the Warrants evidenced by this Certificate are exercised at any time prior to the Maturity Date, a new Certificate or Certificates, as the case may be, shall promptly be issued for the balance of the Warrants not so exercised, but no fractional numbers. All Certificates surrendered upon exercise of Warrants shall be cancelled by Company.

          (c) Upon surrender of any Certificate and payment of the Exercise Price, Company shall promptly issue and cause to be delivered to, or upon the written order of, the Holder, and in such name or names as the Holder may designate, a certificate or other document representing the Share or Shares issuable upon the exercise of the Warrants evidenced by this Certificate. The certificate representing the Shares shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of any Certificate and payment of the Exercise Price.

     2. Right to Transfer. (a) Notwithstanding anything contained in the Agreement or this Certificate to the contrary, the Warrants represented by this Certificate may be pledged, together with the rights of the Investor, in whole or in part, to any bank, savings and loan association or other institutional lender affiliated with Investor (in each case, an "Institutional Lender") as collateral to secure a bona fide loan from such Institutional Lender, and may be transferred to such Institutional Lender upon the foreclosure of the security interest created by such pledge, provided that such pledge or transfer (in each case, an "Institutional Transfer"), as the case may be, is in compliance with the Securities Act and any applicable state securities and insurance laws.

          (b) Except as otherwise set forth below, the warrants represented by this Certificate may also be pledged, assigned, sold or otherwise transferred in whole or in part (in each case, a "Transfer") to any other "Person" or Persons" (as hereinafter defined), on the condition that such Transfer is in compliance with the Securities Act and any applicable state securities and insurance laws.

          (c) With respect to any offer, sale or other disposition of any Warrants or any Shares acquired on exercise of any Warrants which have not been registered pursuant to the terms of the Agreement, the Holder will give written notice to the Company prior to any such offer, sale or other disposition describing briefly the manner thereof (the "Transfer Notice"), together, if requested by Company, with a written opinion of such Holder's counsel, to the effect that such offer, sale or other disposition may be effected without registration or qualification under any federal or state law then in effect. Within fifteen (15) days after receiving a Transfer Notice (the "Notice Period") and reasonably satisfactory opinion, if so requested, Company shall notify such Holder that such Holder may offer, sell or otherwise dispose of the Warrants or any Shares acquired on exercise of any Warrants, all in accordance with the terms of the Transfer Notice delivered to Company. Such transfer must be effected within ninety (90) calendar days following the Holder's receipt of written consent from Company with respect to such transfer. If company has determined that the opinion of counsel for the Holder is not reasonable satisfactory to Company, Company shall so notify the Holder within the Notice Period that such determination has been made. Each of the Warrants and Shares with respect to which any Warrant may be exercised thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act unless, in the opinion of counsel for Company, it is determined that such legend is not required in order to ensure compliance and Company may issue stop transfer instructions to its transfer agent in connection with such restriction. In the event that Company fails to respond to a Transfer Notice prior to the expiration of the Notice Period, the Holder may sell or otherwise transfer the Warrants or any Common Stock acquired as a consequence of exercising any Warrants in the manner described in such Transfer Notice; provided, however, that such transfer is effected within ninety (90) calendar days following the expiration of the Notice Period.

          (d)  The following terms shall be defined as follows:  (i)
"Person" or "Persons" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof; and (ii) "Investor Controlled Affiliates" shall be any trusts, corporations, associations, limited partnerships, general partnerships or other business entities in which more than fifty percent (50%) of the stock of each class having ordinary voting power or beneficial or other ownership interest, as appropriate, shall, at the time as of which any determination is being made, be owned or controlled, directly or indirectly by Investor or any general or limited partner of Investor, or as to which Investor or any general or limited partner of Investor is an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act and the regulations, rulings and decisions promulgated thereunder.

          (e) Company may deem and treat each registered Holder of a Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for the purpose of any exercise thereof, any distribution to the Holder, or any other purposes.

          (f) Company shall promptly register any transfer of record ownership of any outstanding Certificates on the Company Register upon surrender thereof accompanied, if so required by Company, by a written instrument or instruments of transfer duly executed by Holder or by its duly authorized attorney. Upon a proper registration of transfer, a new Certificate shall be issued bo the transferee and the surrendered Certificate shall be cancelled by Company; provided, however, in the event of a partial transfer, Company shall promptly issue to the transferor a new Certificate representing the retained portion of the transferor's Warrants and, in connection with any transfer permitted under terms of the Agreement, the transferor can require Company to reissue the Certificates representing the Warrants for any number of Warrants, but no fractional shares.

     3. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of any Warrants. If the exercise of any Warrants results in a fraction, an amount of money equal to such fraction multiplied by the fair market value of one share of Common Stock on the date on which such conversion or exercise is deemed made shall be paid to the Holder otherwise entitled to such fraction.

     4. Effect of Reclassifications. In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of any Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any sale or conveyance to another corporation of all or substantially all of the assets of Company, the Holder shall have the right thereafter to exercise such Warrants to purchase the kind and amount of shares of stock and other securities of Company and property receivable upon such reclassification, change, sale or conveyance by a Holder of the number of shares as to which such Warrants might have been exercised immediately prior to such reclassification, change, sale or conveyance. This Paragraph 4 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive sales or conveyances.

     5.   Company to Reserve Stock.     Company covenants that it will at
all times after the Date of Issuance hereof reserve and keep available out of its authorized common Stock, solely for the purpose of issue upon conversion of all outstanding Debentures and exercise of all outstanding Warrants. Company covenants that all shares of Common Stock which shall be so issuable shall, when issued pursuant to and in accordance with the terms of the Warrants and this Agreement, be duly and validly issued and fully paid and nonassessable.

     6.   Exercise Price Adjustments

          (a)  Adjustment for Stock Splits and Subdivisions.      In the
event Company should at any time or from time to time after the Effective Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of Holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the Holders thereof to receive, directly or indirectly, additional shares of Common Stock without payment of any consideration by such Holder for the additional shares of Common Stock, then, as of such record date, the Exercise Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon the exercise thereof shall be increased in proportion to such increase of outstanding shares.

          (b)  Adjustments for Reverse Stock Splits.   If the number of
shares of Common Stock outstanding at any time after the Effective Date is decreased by a combination of the outstanding shares of Common Stock then, following the record date of such combination, the Exercise Price for any Warrants shall be appropriately increased so that the number of shares of Common Stock issuable on exercise thereof shall be decreased in proportion to such decrease in outstanding shares.

          (c) Adjustments for Recapitalizations. In the event that Company shall be recapitalized, consolidated with or merged into any other corporation, or shall sell or convey to any other corporation all or substantially all of its property as an entirety, provision shall be made as part of the terms of such recapitalization, consolidation, merger, sale or conveyance so that any Holder of Warrants may thereafter receive in lieu of the Common Stock otherwise issuable upon exercise of any Warrants, the same kind and amount of securities or assets as may be distributable upon such recapitalization, consolidation, merger, sale or conveyance, with respect to the Common Stock.

          (d)  Adjustments for Dividends.    In the event that Company
shall at any time pay to the Holders of common Stock a dividend in Common Stock, the closing price of the Common Stock prior to the occurrence of such event utilized in the calculation of the Exercise Price upon the exercise of any Warrants shall be proportionately decreased in order that they may be properly compared to post-dividend closing prices in determining such exercise prices, effective following the close of business on the record date for determination of the Holders of Common Stock entitled to such dividend.

          (e)  Other Dividends.    In the event that Company shall at any
time pay any dividend or make any other distribution on its Common Stock in property, other than in cash or in Common Stock, then provision shall be made as part of the terms of such dividend or distribution so that the Holder of any Warrants surrendered for exercise after the record date for determination of Holders of Common Stock entitled to such dividend or distribution shall be entitled to receive the same kind and the same proportionate share of such property which he would have been entitled to receive had such Warrants been converted or exercised immediately prior to such record date.

          (f)  Adjustments.   The adjustments referred to in this
Paragraph 6 shall be made successively if more than one event listed herein shall occur.

     7. Taxes and Expenses on Conversion. The issuance of certificates for Shares upon the exercise of any Warrants shall be made without charge to the exercising Holder for any expense or tax (other than federal or state income taxes) in respect of the issuance of such certificates, and such certificates shall promptly be issued in the name of, or in such names as may be directed by, the Holder.

     8. Mutilated or Missing Certificates. Upon receipt by Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant Certificate, if mutilated, company will promptly make and deliver in lieu of such Warrant Certificates a new Warrant Certificate of like tenor and representing the same number of Warrants.

     9.   Warrants Detachable.     The Warrants represented by this
Certificate are detachable from those Promissory Notes which are issued by the Company pursuant to the terms of the Agreement. The effectiveness of these Warrants shall survive any payoff, satisfaction or discharge of the Notes or the obligations thereunder.

     IN WITNESS WHEREOF, MICRO GENERAL CORPORATION has caused this Certificate to be signed by the person named below thereunto duly authorized on ___11/25/97.

                              MICRO GENERAL CORPORATION

                              By: /s/ Linda Morton
                              Title:  Corporate Secretary

EXERCISE OF WARRANT


                                   , hereby irrevocably elects to exercise
the purchase rights represented by this Certificate with respect to the following number of shares of Common Stock of MICRO GENERAL CORPORATION, a Delaware corporation (the "Company"), upon the terms and subject to the conditions specified in that certain Loan Agreement and Agreement to Issue Detachable Warrants dated November 25, 1997, by and between Company and Dito Caree L.P., a Nevada limited partnership and CalWest Service Corporation, a California corporation as Lenders.

          Number of Shares

          Exercise Price           $1.50 per Share

          Total Cost:


Dated:

                                   [Typed Name of Holder]

                                   By:


                                   Title:




* Subject to any adjustment as provided under terms and provisions of the Certificate or the Agreement.